Exhibit 23

                         Consent of Independent Auditors


We consent to the incorporation by reference in Post-effective Amendment No. 1 to the Registration Statement (Form S-3 No. 33-62135) of Health and Retirement Properties Trust and in the related Prospectus; in the Registration Statement (Form S-3 No. 333-26887) of Health and Retirement Properties Trust and in the related Prospectus; in the Registration Statement (Form S-3 No. 333-34823) of Health and Retirement Properties Trust and in the related Prospectus; in the Registration Statement (Form S-3 No. 333-29675) of Health and Retirement Properties Trust and in the Related Prospectus; in the Registration Statement (Form S-3 No. 333-47815) of Health and Retirement Properties Trust and in the Related Prospectus; and in the Registration Statement (Form S-4 No. 333-47817) of Health and Retirement Properties Trust and in the related Prospectus of our report dated March 26, 1998, with respect to the statement of revenues and certain expenses of an office building owned by MSA 1600 Associates, L.P. for the year ended December 31, 1997, included in Health and Retirement Properties Trust's Form 8-K filed with the Securities and Exchange Commission.

                                                   /s/ Ernst & Young LLP
                                                   Ernst & Young LLP



Boston, Massachusetts
March 26, 1998